EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-144199) of our report dated March 14, 2008, relating to the financial statements of Lpath, Inc. for the years ended December 31, 2007 and 2006, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ LevitZacks

LevitZacks
Certified Public Accountants
San Diego, California
April 21, 2008